Exhibit 99
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

Immediate Release

Axalta Releases Fourth Quarter and Full Year 2020 Results
Strong Earnings and Cash Flow Driven by Continued Demand Recovery and Execution on Cash and Cost Actions
Fourth Quarter 2020 Highlights:
•Q4 2020 net sales 4.6% higher than Q3 2020; decreased 2.2% year-over-year to $1,074.5 million
•Income from operations of $163.2 million; Adjusted EBIT of $205.4 million up 18.4% from Q4 2019
•Diluted EPS of $0.30 versus $0.18 in Q4 2019; Adjusted diluted EPS of $0.58 up 38.1% versus $0.42 in Q4 2019
•Cash flow from operations of $278.4 million; record free cash flow result of $256.0 million in Q4 2020
•Repurchased $25.0 million of stock during Q4 2020 at average price of $28.69
•Net leverage ratio of 3.3x at December 31, 2020 versus 3.7x at September 30, 2020; ~$200 million debt pay-down as part of November refinancing; over $1.7 billion in total liquidity available at December 31, 2020
Full Year 2020 Highlights:
•Full year results included significant impacts from the global pandemic on demand and operating results, but strong 2H recovery driven by aggressive cost and cash flow actions
•Net sales of $3,737.6 million, decreased 16.6% year-over-year; decreased 15.2% on a constant currency organic growth basis; rapid recovery from Q2 bottom during second half
•Income from operations of $305.5 million; Adjusted EBIT of $536.9 million decreased 24.0% from 2019
•Diluted EPS of $0.52 versus $1.06 in 2019; Adjusted diluted EPS of $1.33 decreased from $1.80 in 2019
•Cash flow from operations was $509.3 million compared to $573.1 million in 2019
PHILADELPHIA, PA, February 17, 2021 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the fourth quarter and full year ended December 31, 2020.
Fourth Quarter 2020 Consolidated Financial Results
Fourth quarter net sales of $1,074.5 million decreased 2.2% year-over-year, including a 1.8% foreign currency benefit, driven by 3.8% lower volumes and 0.2% lower average price and product mix. Lower volumes were driven by ongoing COVID-19 related macroeconomic impacts primarily in the Refinish end-market, while volumes were higher year-over-year in both the Industrial and Light Vehicle end-markets. Performance Coatings recorded a 3.5% net sales decline, including 8.6% growth in Industrial net sales offset by a 10.4% Refinish net sales decline. The Transportation Coatings segment reported a 0.5% net sales increase, benefiting from strong overall global Light Vehicle production, offset by 6.7% lower Commercial Vehicle net sales versus Q4 2019 despite strengthening global heavy duty truck order rates in recent months. Product price and product mix represented a 0.2% headwind versus the prior year quarter, still impacted by slightly negative product mix.
Despite lower net sales in the quarter, reported income from operations was a record level of $163.2 million in Q4 2020 compared very favorably to $108.7 million in Q4 2019, driven by substantial cost containment progress against steadily improving demand in most markets served. Net income to common shareholders was $69.7 million for the quarter compared with $41.7 million in Q4 2019, and diluted earnings per share was $0.30 compared with $0.18 in Q4 2019. The increases were primarily driven by lower operating expenses inclusive of structural and temporary cost actions, as well as favorable variable input costs, offset partly by lower consolidated net sales. Additionally, income from operations benefited from reduced operating charges as a result of abandonment charges in the prior year. Net income to common shareholders was also negatively impacted by $24.3 million of after-tax costs associated with our November refinancing.
Adjusted EBIT of $205.4 million for the fourth quarter compared with $173.5 million in Q4 2019. Adjusted diluted EPS of $0.58 compared with $0.42 in Q4 2019. These results were driven by lower operating expenses inclusive of 2020 cost actions, and lower variable input costs, partly offset by lower global net sales.

Robert W. Bryant, Axalta's President and CEO, commented, "Despite persistent aspects of the coronavirus pandemic on demand across certain components of our business, our fourth quarter results reflected the same impressive overall profit dynamics seen during the third quarter, resulting in operating profit and earnings in the period that are among the best we have had in any quarter. These excellent results included tailwinds from rapidly improving demand across many industrial coatings segments, as well as benefits from the cost actions taken during 2020 to help offset pandemic volume impacts."
Mr. Bryant continued, "During the fourth quarter, Axalta saw evidence of ongoing demand recovery across most businesses and regions, while ongoing benefits from cost actions ahead of earlier expectations helped to deliver strong results for the quarter. We delivered total cost savings of about $50 million in fourth quarter, including $25 million in temporary savings."
Full Year Consolidated Financial Results
Net sales of $3,737.6 million for 2020 decreased 16.6%, including 0.8% negative foreign currency translation. Constant currency organic net sales decreased 15.2% in the period, driven by 15.1% lower volume resulting primarily from COVID-19 impacts and 0.1% lower average price and product mix, with contribution from both segments.
Income from operations decreased 37.4% to $305.5 million for 2020 from $488.2 million in 2019, with the decrease resulting largely from second quarter 2020 operating results. Net income to common shareholders was $121.6 million for the year compared with $249.0 million in 2019, and diluted EPS was $0.52 compared with $1.06 in 2019. These results were driven principally by the lower volume and pandemic-related impacts in the second quarter. Also impacting the results were modest headwinds from price and product mix and foreign exchange translation impacts, and higher other operating expense related to termination charges associated with our restructuring plan that we previously announced in July as well as strategic review and related retention costs. These were partly offset by benefits from significantly reduced operating expenses as well as lower variable costs. Net income to common shareholders and diluted EPS were also negatively impacted by $24.3 million of after-tax costs associated with our November refinancing.
Adjusted EBIT decreased 24.0% to $536.9 million for 2020 from $706.0 million in 2019. Adjusted diluted EPS of $1.33 compared with $1.80 in 2019. These results were driven principally by the impact of lower volumes and pandemic-related impacts in the second quarter. The volume rebound in the second half of the year combined with significant reductions in operating expenses and lower variable input costs significantly mitigated the operating performance in Q2 2020. Adjusted EBIT margin for the year decreased 140 basis points to 14.4%.
Mr. Bryant continued, “Taken as a whole, 2020 was a year that posed staggering challenges, but we are very proud to have demonstrated the resilience of Axalta's business model. We also showcased the hard work and coordinated action taken by our global team which performed exceptionally well through the entire year. We are proud to note that second half results exceeded levels seen during 2019 in the midst of a period of uncertain recovery with net sales down less than 5% for the period."
For the full year, we delivered total cost savings of over $215 million, exceeding our earlier target of $195 million. This included $150 million in temporary savings, as well as $55 million in Axalta Way savings and $13 million in savings associated with our incremental restructuring actions announced in July.
Mr. Bryant concluded, "Throughout the year, Axalta purposefully continued to invest in innovation and our R&D pipeline without interruption and we reaped the benefits of this investment in new product introductions as well as new business wins, which helped to offset pandemic demand impacts. For the year, we introduced over 50 new broad product innovations, hundreds of product customizations, and developed thousands of new color formulas. We saw above market growth in a number of key end businesses, including coil coatings and energy solutions. I want to thank each member of our global team for the continued focus on customer satisfaction and the strong execution of our growth priorities that led to the results we report today."
“As we look forward, we continue to see lingering impacts in the first quarter from the pandemic given ongoing restrictions. That said, we anticipate a year of broadly improving demand, continued progress in our structural cost savings initiatives, and hence overall forward progress with a higher earnings result,” Mr. Bryant stated. “Our key financial objectives for 2021 include accelerated organic growth in each business as we get past pandemic demand impacts and a laser focus on execution to generate strong free cash flow and maximize return on capital across the enterprise. In the meantime, we also anticipate executing M&A transactions and allocating capital to share repurchases while remaining mindful of our goal to reduce net leverage to 2.5x over time.”

Performance Coatings Fourth Quarter Results
Performance Coatings fourth quarter net sales were $703.9 million, a decrease of 3.5% year-over-year. Constant currency organic net sales decreased 6.1% in the period, driven by a 5.8% volume decline, including lower Refinish end-market volumes offset partially by higher Industrial volumes, as well as a 0.3% decrease in average price and product mix, including modest impacts from both end-markets. Foreign exchange translation was a 2.5% tailwind and M&A benefits were minor in the period.
Refinish net sales decreased 10.4% to $417.6 million in Q4 2020 with low double digit volume decreases, including demand impact from ongoing reduced global vehicle traffic due to COVID-19, and nearly flat effect from average price and product mix. Overall Refinish demand was sequentially fairly stable from third to fourth quarter, including moderate improvement earlier in the fourth quarter offset by impacts from pandemic-related restrictions in key countries as the quarter progressed.
Industrial net sales increased 8.6% to $286.3 million, driven by mid-single digit volume growth with contribution from all regions, coupled with slightly lower average price and product mix globally excluding Latin America. All Industrial sub-businesses and regions saw increased net sales for the fourth quarter, with notable strength in both energy solutions and industrial wood.
The Performance Coatings segment generated Adjusted EBIT of $129.5 million in the fourth quarter compared with $118.0 million in Q4 2019, with associated margins of 18.4% and 16.2%, respectively. The increase included benefits from solidly lower operating expenses and lower variable costs, offset in part by lower volume and slightly by lower price and product mix impacts.
Transportation Coatings Fourth Quarter Results
Transportation Coatings net sales were $370.6 million in Q4 2020, an increase of 0.5% year-over-year, including a 0.1% currency translation benefit. Constant currency net sales increased 0.4% in the period, driven by a 0.3% increase in volume and nearly neutral average price and product mix effects.
Light Vehicle net sales increased 2.4% to $297.8 million year-over-year (increased 2.1% excluding foreign currency tailwinds), driven by broadly improved global automotive production coupled with modest foreign exchange tailwinds. All regions, with the exception of Latin America, saw year over year growth with production recovery strongest in Europe followed by North America then China.
Commercial Vehicle net sales decreased 6.7% to $72.8 million from Q4 2019 (decreased 6.0% excluding foreign currency), driven primarily by global heavy truck customer production rate declines. Average price and product mix was also a modest headwind in the period. While Commercial Vehicle net sales remain pressured globally, recent new truck orders have strengthened considerably, resulting in multiple increases in the global truck production forecast since July.
The Transportation Coatings segment generated Adjusted EBIT of $47.9 million in Q4 2020 compared with $25.6 million in Q4 2019, with associated margins of 12.9% and 6.9%, respectively. This result was driven principally by lower operating costs and reduced variable costs.
Balance Sheet and Cash Flow Highlights
Axalta ended the year with cash and cash equivalents of $1,360.9 million. Our debt, net of cash, was $2.5 billion as of December 31, 2020, compared with $2.8 billion as of December 31, 2019. We repaid ~$200 million of debt in November as part of our refinancing, which also reduced our annual interest expense by $22.4 million. Our net debt to Adjusted EBITDA ratio was 3.3x at year end versus 3.0x as of December 31, 2019, including the dramatic pandemic impact on operating profit in the second quarter of 2020. Axalta ended the year with over $1.7 billion in total available liquidity (including $366.0 million of available capacity under our undrawn revolver), and we ended 2020 with an Adjusted EBITDA to interest expense coverage ratio of 5.1x.

Fourth quarter total operating cash flow was $278.4 million versus $283.3 million in Q4 2019, reflecting stronger operating income in the period which was more than offset by slightly weaker working capital contributions. Free cash flow totaled a quarterly record of $256.0 million compared with $248.4 million in Q4 2019, including lower capital expenditures in the period totaling $25.9 million versus $38.6 million in the prior year quarter. Fourth quarter cash flow also included an unplanned $11.5 million interest payment related to our November refinancing in addition to the $11.9 million interest impact from the $500 million June Note issuance. We repurchased 0.9 million shares of our common stock in the fourth quarter for total consideration of $25.0 million and an average price of $28.69 per share.
“The fourth quarter demonstrated strong operating execution and excellent global coordination on cost actions to deliver results that exceeded our expectations broadly, and included a cash flow outcome that was outstanding relative to our full year operating results. Fourth quarter and full year cash flow both demonstrate the ability of Axalta to modulate the business to meet demand, and we are proud to have done this throughout 2020. Additionally, strong operating results were coupled with proactive capital structure management as we completed two substantive debt transactions in June and November which reduced our average cost of debt while extending maturities,” said Sean Lannon, Axalta's Chief Financial Officer. "In 2021, we plan to maintain our focus on cash flow, and expect to prioritize investments in high return capital allocation options including both M&A and share repurchases, while still finishing the year with lower net leverage."
Q1 2021 Guidance
•Net Sales: Increase of ~3-5% YOY including favorable impacts of currency
•Adjusted EBIT: $155-165 million
•D&A: ~$76 million, inclusive of ~$26 million of step-up D&A
•Adjusted Diluted EPS: $0.40-0.45
•Interest Expense: ~$35 million
•Diluted Shares: ~236 million
•Tax Rate: ~21-22%
Operational Matter Update
In January we became aware of an operational matter at certain North America Transportation Coatings customer manufacturing sites. The matter occurred over a discrete period during the fourth quarter of 2020, and we believe that it is not ongoing in nature. At this time, we do not believe that any potential liability is probable and therefore have not recorded any charge for the three months ended December 31, 2020. Any losses that may arise from this matter could materially affect our financial and operational results, including with respect to the financial guidance provided herein. Additional information will be provided in our Annual Report filed on Form 10-K.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its fourth quarter and full year 2020 financial results on February 18, 2021 at 8:00 a.m. ET. The dial-in phone number for the conference call is +1-201-689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate, a replay will be available through February 25, 2021, with a dial-in number of +1-412-317-6671 and pin: 13715146.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including our guidance, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted diluted EPS, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding and the effects of COVID-19 on Axalta’s business and financial results. Axalta has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “outlook,” “guidance,” “projects,” “forecasts,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, including the effects of COVID-19, that may cause its business, industry, strategy, financing activities or actual results to differ materially. The impact and duration of COVID-19 on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of COVID-19, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of COVID-19. More information on potential factors that could affect Axalta's financial results is available in "Forward-Looking Statements", the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" within Axalta's most recent Annual Report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted diluted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.

Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the impact the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Organic Growth
Organic growth or ex-M&A percentages are calculated by excluding the impact of recent acquisitions and divestitures.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 130 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net sales	$1,074.5	$1,098.4	$3,737.6	$4,482.2
Cost of goods sold	677.8	710.8	2,457.9	2,917.9
Selling, general and administrative expenses	178.9	204.9	695.0	822.1
Other operating charges	11.9	29.3	110.8	70.7
Research and development expenses	14.0	16.7	55.2	70.2
Amortization of acquired intangibles	28.7	28.0	113.2	113.1
Income from operations	163.2	108.7	305.5	488.2
Interest expense, net	37.5	40.1	149.9	162.6
Other expense (income), net	32.5	(0.6)	33.4	(4.4)
Income before income taxes	93.2	69.2	122.2	330.0
Provision for income taxes	22.9	27.0	0.2	77.4
Net income	70.3	42.2	122.0	252.6
Less: Net income attributable to noncontrolling interests	0.6	0.5	0.4	3.6
Net income attributable to controlling interests	$69.7	$41.7	$121.6	$249.0
Basic net income per share	$0.30	$0.18	$0.52	$1.06
Diluted net income per share	$0.30	$0.18	$0.52	$1.06
Basic weighted average shares outstanding	235.3	234.5	235.2	233.9
Diluted weighted average shares outstanding	236.2	235.7	236.0	235.8

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,360.9	$1,017.5
Restricted cash	3.1	3.0
Accounts and notes receivable, net	869.8	830.1
Inventories	559.9	591.6
Prepaid expenses and other current assets	132.2	131.2
Total current assets	2,925.9	2,573.4
Property, plant and equipment, net	1,194.5	1,223.0
Goodwill	1,294.9	1,208.9
Identifiable intangibles, net	1,148.8	1,223.9
Other assets	593.1	588.8
Total assets	$7,157.2	$6,818.0
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$564.4	$483.7
Current portion of borrowings	54.2	43.9
Other accrued liabilities	562.3	545.3
Total current liabilities	1,180.9	1,072.9
Long-term borrowings	3,838.5	3,790.2
Accrued pensions	309.9	285.2
Deferred income taxes	114.0	115.5
Other liabilities	234.1	144.6
Total liabilities	5,677.4	5,408.4
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 250.9 and 250.1 shares issued at December 31, 2020 and 2019, respectively	250.9	249.9
Capital in excess of par	1,487.1	1,474.1
Retained earnings	563.3	443.2
Treasury shares, at cost, 16.1 and 15.2 shares at December 31, 2020 and 2019, respectively	(443.5)	(417.5)
Accumulated other comprehensive loss	(424.8)	(395.5)
Total Axalta shareholders’ equity	1,433.0	1,354.2
Noncontrolling interests	46.8	55.4
Total shareholders’ equity	1,479.8	1,409.6
Total liabilities and shareholders’ equity	$7,157.2	$6,818.0

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Years Ended December 31,
	2020	2019
Operating activities:
Net income	$122.0	$252.6
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	320.3	353.0
Amortization of deferred financing costs and original issue discount	9.0	8.8
Debt extinguishment and refinancing related costs	34.4	0.2
Deferred income taxes	(55.4)	15.7
Realized and unrealized foreign exchange losses, net	3.9	5.9
Stock-based compensation	15.1	15.7
Divestiture and impairment charges	5.7	21.1
Interest income on swaps designated as net investment hedges	(14.5)	(14.7)
Other non-cash, net	10.5	(0.1)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(26.0)	(10.1)
Inventories	39.6	10.8
Prepaid expenses and other assets	(19.9)	(118.9)
Accounts payable	103.0	18.2
Other accrued liabilities	(70.1)	5.3
Other liabilities	31.7	9.6
Cash provided by operating activities	509.3	573.1
Investing activities:
Acquisitions, net of cash acquired	(1.0)	(3.3)
Purchase of property, plant and equipment	(82.1)	(112.5)
Proceeds from sale of unconsolidated joint venture	4.4	—
Proceeds from sale of consolidated joint venture, net of cash divested	—	8.2
Interest proceeds on swaps designated as net investment hedges	14.5	14.7
Other investing activities, net	2.7	(1.0)
Cash used for investing activities	(61.5)	(93.9)
Financing activities:
Proceeds from long-term borrowings	1,200.0	—
Payments on short-term borrowings	(38.8)	(39.5)
Payments on long-term borrowings	(1,223.3)	(27.6)
Financing-related costs	(39.9)	(1.5)
Net cash flows associated with stock-based awards	4.3	50.3
Dividends paid to noncontrolling interests	(0.9)	(1.5)
Investments in noncontrolling interests	(5.8)	(31.1)
Purchases of common stock	(26.0)	(105.3)
Deferred acquisition-related consideration	(0.5)	(2.2)
Cash used for financing activities	(130.9)	(158.4)
Increase in cash and cash equivalents	316.9	320.8
Effect of exchange rate changes on cash	26.6	3.3
Cash at beginning of period	1,020.5	696.4
Cash at end of period	$1,364.0	$1,020.5

Cash at end of period reconciliation:
Cash and cash equivalents	$1,360.9	$1,017.5
Restricted cash	3.1	3.0
Cash at end of period	$1,364.0	$1,020.5

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Income from operations	$163.2	$108.7	$305.5	$488.2
Other expense (income), net	32.5	(0.6)	33.4	(4.4)
Total	130.7	109.3	272.1	492.6
Debt extinguishment and refinancing related costs (a)	32.0	—	34.4	0.2
Termination benefits and other employee related costs (b)	4.5	1.9	74.9	35.2
Strategic review and retention costs (c)	5.6	9.6	30.7	13.4
Offering and transactional costs (d)	—	0.1	0.3	1.0
Divestiture and impairment charges (e)	2.2	17.7	5.7	21.1
Pension special events (f)	2.1	(0.9)	(0.4)	(0.9)
Accelerated depreciation (g)	0.3	6.1	9.2	24.3
Indemnity (income) loss (h)	—	(0.2)	0.3	(0.4)
Step-up depreciation and amortization (i)	28.0	29.9	109.7	119.5
Adjusted EBIT	$205.4	$173.5	$536.9	$706.0

Segment Adjusted EBIT:
Performance Coatings	$129.5	$118.0	$344.3	$449.1
Transportation Coatings	47.9	25.6	82.9	137.4
Total	177.4	143.6	427.2	586.5
Step-up depreciation and amortization (i)	28.0	29.9	109.7	119.5
Adjusted EBIT	$205.4	$173.5	$536.9	$706.0

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives, which include recent incremental restructuring actions. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing operating performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents expenses and associated changes to estimates related to the sale of our joint venture business during 2019 and other impairments, which are not considered indicative of our ongoing performance.

(f)	Represents certain defined benefit pension costs associated with special events, including pension curtailments, settlements and special termination benefits, which we do not consider indicative of our ongoing operating performance.

(g)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(h)	Represents indemnity loss (income) associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.

(i)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income	$70.3	$42.2	$122.0	$252.6
Less: Net income attributable to noncontrolling interests	0.6	0.5	0.4	3.6
Net income attributable to controlling interests	69.7	41.7	121.6	249.0
Debt extinguishment and refinancing related costs (a)	32.0	—	34.4	0.2
Termination benefits and other employee related costs (b)	4.5	1.9	74.9	35.2
Strategic review and retention costs (c)	5.6	9.6	30.7	13.4
Offering and transactional costs (d)	—	0.1	0.3	1.0
Divestiture and impairment charges (e)	2.2	17.7	5.7	21.1
Pension special events (f)	2.1	(0.9)	(0.4)	(0.9)
Accelerated depreciation (g)	0.3	6.1	9.2	24.3
Indemnity (income) loss (h)	—	(0.2)	0.3	(0.4)
Step-up depreciation and amortization (i)	28.0	29.9	109.7	119.5
Total adjustments	74.7	64.2	264.8	213.4
Income tax provision impacts (j)	8.0	7.9	71.4	38.0
Adjusted net income	$136.4	$98.0	$315.0	$424.4
Adjusted diluted net income per share	$0.58	$0.42	$1.33	$1.80
Diluted weighted average shares outstanding	236.2	235.7	236.0	235.8

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives, which include recent incremental restructuring actions. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing operating performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents expenses and associated changes to estimates related to the sale of our joint venture business during 2019 and other impairments, which are not considered indicative of our ongoing performance.

(f)	Represents certain defined benefit pension costs associated with special events, including pension curtailments, settlements and special termination benefits, which we do not consider indicative of our ongoing operating performance.

(g)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(h)	Represents indemnity loss (income) associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.

(i)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(j)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $4.4 million and $0.5 million for the three months ended December 31, 2020 and 2019, respectively, and benefits of $22.4 million and $4.6 million for the years ended December 31, 2020 and 2019, respectively. The tax benefits for the year ended December 31, 2020 include the removal of a significant one-time benefit associated with the recognition of a deferred tax asset related to an intra-entity transfer of certain intellectual property rights. The deferred tax benefit will be ratably amortized into our adjusted income tax rate as the tax attribute is realized.

The following table reconciles cash (used in) provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Cash (used in) provided by operating activities	$(0.8)	$(57.9)	$(1.7)	$126.7	$233.4	$221.0	$278.4	$283.3	$509.3	$573.1
Purchase of property, plant and equipment	(22.7)	(20.5)	(19.7)	(26.7)	(13.8)	(26.7)	(25.9)	(38.6)	(82.1)	(112.5)
Interest proceeds on swaps designated as net investment hedges	3.7	3.5	3.6	3.7	3.7	3.8	3.5	3.7	14.5	14.7
Free cash flow	$(19.8)	$(74.9)	$(17.8)	$103.7	$223.3	$198.1	$256.0	$248.4	$441.7	$475.3

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020		2019
Net income	$70.3	$42.2	$122.0		$252.6
Interest expense, net	37.5	40.1	149.9		162.6
Provision for income taxes	22.9	27.0	0.2		77.4
Depreciation and amortization	76.7	85.7	320.3		353.0
EBITDA	207.4	195.0	592.4		845.6
Debt extinguishment and refinancing related costs (a)	32.0	—	34.4		0.2
Termination benefits and other employee related costs (b)	4.5	1.9	74.9		35.2
Strategic review and retention costs (c)	5.6	9.6	30.7		13.4
Offering and transactional costs (d)	—	0.1	0.3		1.0
Divestiture and impairment charges (e)	2.2	17.7	5.7		21.1
Foreign exchange remeasurement (gains) losses (f)	(0.3)	3.0	7.2		8.3
Long-term employee benefit plan adjustments (g)	2.2	(0.7)	(0.1)		0.1
Stock-based compensation (h)	(0.8)	6.2	15.1		15.7
Dividends in respect of noncontrolling interest (i)	(0.4)	—	(0.9)		(1.5)
Other adjustments (j)	0.1	(0.3)	0.4		(0.2)
Adjusted EBITDA	$252.5	$232.5	$760.1		$938.9

Adjusted EBITDA to interest expense coverage ratio			5.1	x	5.8	x

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives, which include recent incremental restructuring actions. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing operating performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents expenses and associated changes to estimates related to the sale of our joint venture business during 2019 and other impairments, which are not considered indicative of our ongoing performance.

(f)	Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

(j)	Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.